                                   Exhibit 21


                   Subsidiaries of Victoria Bankshares, Inc.
                              as of March 22, 1996



                                                                            Jurisdiction of
                                                                             Incorporation
                                                                            or Organization
                                                                            ---------------
Victoria Bank & Trust Company                                                    Texas
Central Computers, Inc.                                                          Texas
Victoria Capital Corporation                                                     Texas
Victoria Securities Corporation                                                  Texas
Victoria Financial Services, Inc.                                                Delaware


     Victoria Securities Corporation, and Victoria Financial Services, Inc., are 100% owned by Victoria Bankshares, Inc. Victoria Capital Corporation and Central Computers, Inc., are wholly owned subsidiaries of Victoria Bank & Trust Company. Victoria Financial Services, Inc., owns 100% of Victoria Bank & Trust Company.